Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 25, 2023	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Third Quarter and First Nine Months of 2023

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the third quarter of 2023 of $96.2 million, or $0.71 per diluted share, as compared to earnings of $92.5 million, or $0.68 per diluted share, for the second quarter of 2023. Earnings for the third quarter of 2022 were $102.6 million, or $0.76 per diluted share.

“Third quarter results saw accelerated growth and profitability, while maintaining our strong capital, liquidity, and asset quality positions,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “I’m pleased with the resilient performance we continue to deliver in this environment.”

Third quarter of 2023 results produced annualized returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.31%, 8.14% and 13.71%, respectively, compared to annualized returns on average assets, average equity and average tangible equity of 1.26%, 7.96% and 13.47%, respectively, for the second quarter of 2023. Annualized returns on average assets, average equity and average tangible equity were 1.41%, 8.96% and 15.46%, respectively, for the third quarter of 2022.

United Bankshares, Inc. Announces…

October 25, 2023

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Third quarter of 2023 compared to the second quarter of 2023

Net interest income for the third quarter of 2023 increased $992 thousand, or less than 1%, from the second quarter of 2023. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the third quarter of 2023 increased $717 thousand, or less than 1%, from the second quarter of 2023. Net interest income and tax-equivalent net interest income for the third quarter of 2023 benefited from the impact of rising market interest rates on earning assets, a change in the asset mix to higher earning assets and lower average balances of long-term borrowings. Partially offsetting the increase in net interest income and tax-equivalent net interest income was higher interest expense primarily driven by the impact of deposit rate repricing and higher average balances of interest-bearing deposits. The yield on average earning assets increased 19 basis points from the second quarter of 2023 to 5.52%. Average net loans and loans held for sale increased $245.6 million from the second quarter of 2023 and the yield on average net loans and loans held for sale increased 14 basis points to 5.92% for the third quarter of 2023. Average investment securities decreased $456.8 million from the second quarter of 2023 and average short-term investments decreased $141.8 million from the second quarter of 2023. Average long-term borrowings decreased $716.7 million from the second quarter of 2023. The yield on average interest-bearing deposits increased 33 basis points to 2.70% and average interest-bearing deposits increased $473.5 million from the second quarter of 2023. The net interest margin of 3.54% for the third quarter of 2023 was an increase of 3 basis points from the net interest margin of 3.51% for the second quarter of 2023.

The provision for credit losses was $5.9 million for the third quarter of 2023 as compared to $11.4 million for the second quarter of 2023. The lower amount of provision expense for the third quarter of 2023 as compared to the second quarter of 2023 was mainly due to a decrease in qualitative adjustments and the impact of reasonable and supportable forecasts of future macroeconomic conditions, partially offset by additional provision expense due to loan growth.

Noninterest income for the third quarter of 2023 decreased $1.5 million, or 4%, from the second quarter of 2023. The decrease in noninterest income was primarily due to a decrease in mortgage loan servicing income of $9.0 million partially offset by lower net losses on investment securities of $7.2 million. During the second quarter of 2023, United sold mortgage servicing rights (“MSRs”) with an aggregate unpaid principal balance of approximately $2.0 billion at a gain of $8.1 million. The remaining decrease in mortgage loan servicing income from the second quarter of 2023 was due to lower MSR balances in the third quarter of 2023 as a result of the sale. Additionally, during the second quarter of 2023, United sold approximately $187.0 million of available for sale (“AFS”) investment securities at a loss of $7.2 million.

Noninterest expense for the third quarter of 2023 decreased $58 thousand, or less than 1%, from the second quarter of 2023. The decrease in noninterest expense from the second quarter of 2023 was primarily due to a decrease in the expense for the reserve for unfunded loan commitments of $981 thousand mainly driven by a decrease in the outstanding balance of loan commitments at quarter-end. This decrease in noninterest expense was partially offset by an increase in other noninterest expense of $966 thousand mainly driven by higher amounts of certain general operating expenses.

For the third quarter of 2023, income tax expense was $24.8 million as compared to $23.5 million for the second quarter of 2023. The increase of $1.3 million was due to higher earnings and a higher effective tax rate.

United Bankshares, Inc. Announces…

October 25, 2023

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United’s effective tax rate was 20.5% and 20.2% for the third quarter of 2023 and second quarter of 2023, respectively.

Third quarter of 2023 compared to the third quarter of 2022

Earnings for the third quarter of 2023 were $96.2 million, or $0.71 per diluted share, as compared to earnings of $102.6 million, or $0.76 per diluted share, for the third quarter of 2022.

Net interest income for the third quarter of 2023 decreased $12.2 million, or 5%, from the third quarter of 2022. Tax-equivalent net interest income for the third quarter of 2023 decreased $12.4 million, or 5%, from the third quarter of 2022. The decrease in net interest income and tax-equivalent net interest income was primarily due to higher interest expense driven by deposit rate repricing, higher average balances and cost of long-term borrowings, lower acquired loan accretion income and lower income from Paycheck Protection Program (“PPP”) loan fees. These decreases were partially offset by the impact of rising market interest rates on earning assets, organic loan growth and a change in the asset mix to higher earning assets. The average cost of funds increased 231 basis points from the third quarter of 2022 to 2.87% primarily due to increases in the yield on average interest-bearing deposits of 224 basis points and in the yield on average long-term borrowings of 227 basis points. Average long-term borrowings increased $695.8 million from the third quarter of 2022. Acquired loan accretion income decreased $1.7 million from the third quarter of 2022 to $2.3 million. Net PPP loan fee income decreased $1.5 million from the third quarter of 2022. The yield on average earning assets increased 138 basis points from the third quarter of 2022 to 5.52%. Average earning assets for the third quarter of 2023 increased $329.7 million, or 1%, from the third quarter of 2022 due to a $1.3 billion increase in average net loans and loans held for sale partially offset by an $882.7 million decrease in average investment securities. The net interest margin of 3.54% for the third quarter of 2023 was a decrease of 24 basis points from the net interest margin of 3.78% for the third quarter of 2022.

The provision for credit losses was $5.9 million for the third quarter of 2023 as compared to $7.7 million for the third quarter of 2022. The lower amount of provision expense for the third quarter of 2023 as compared to the third quarter of 2022 was mainly due to the impact of reasonable and supportable forecasts of future macroeconomic conditions.

Noninterest income for the third quarter of 2023 was $33.7 million, an increase of $912 thousand, or 3%, from the third quarter of 2022 primarily due to increases of $1.1 million in income from mortgage banking activities and $1.1 million in income from bank-owned life insurance (“BOLI”) partially offset by a decrease in mortgage loan servicing income of $1.5 million. The increase in income from mortgage banking activities was mainly due to a higher quarter-end valuation of our mortgage derivatives and mortgage loans held for sale. The increase in BOLI income was primarily due to the impact of lower market values of underlying investments in the third quarter of 2022 and due to higher amounts of death benefits recognized in the third quarter of 2023. The decrease in mortgage loan servicing income was mainly driven by lower MSR balances primarily as a result of the sale.

Noninterest expense for the third quarter of 2023 was $135.2 million, a decrease of $2.0 million, or 1%, from the third quarter of 2022 primarily due to decreases of $1.9 million in other noninterest expense, $1.5 million in other real estate owned (“OREO”) expense and $796 thousand in mortgage loan servicing expense partially offset by increases in employee benefits of $2.2 million, FDIC insurance expense of $1.5 million and higher amounts of certain general operating expenses. Other noninterest expense for the third quarter of 2022 included

United Bankshares, Inc. Announces…

October 25, 2023

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an accrual of $5.0 million related to a litigation matter with a former commercial customer. The decrease in OREO expense was primarily due to fewer write-downs on OREO properties. The decrease in mortgage loan servicing expense was mainly driven by lower MSR balances. The increase in employee benefits was primarily due to higher postretirement benefit costs and higher health insurance costs. The increase in FDIC insurance expense was primarily due to a higher assessment rate.

For the third quarter of 2023, income tax expense was $24.8 million as compared to $25.9 million for the third quarter of 2022. The decrease of $1.1 million was due to lower earnings partially offset by a higher effective tax rate. United’s effective tax rate was 20.5% and 20.2% for the third quarter of 2023 and third quarter of 2022, respectively.

First nine months of 2023 compared to the first nine months of 2022

Earnings for the first nine months of 2023 were $286.9 million, or $2.12 per diluted share, as compared to earnings of $279.9 million, or $2.06 per diluted share, for the first nine months of 2022.

Net interest income for the first nine months of 2023 increased $43.2 million, or 7%, from the first nine months of 2022. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the first nine months of 2023 increased $43.0 million, or 7%, from the first nine months of 2022. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, organic loan growth and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing, higher average balances and cost of long-term borrowings, lower income from PPP loan fees and lower acquired loan accretion income. The yield on average earning assets increased 169 basis points from the first nine months of 2022 to 5.32%. Average earning assets for the first nine months of 2023 increased $317.3 million, or 1%, from the first nine months of 2022 due to a $1.7 billion increase in average net loans and loans held for sale partially offset by a $959.9 million decrease in average short-term investments and a $411.1 million decrease in average investment securities. The average cost of funds increased 218 basis points from the first nine months of 2022 to 2.56% primarily due to increases in the yield on average interest-bearing deposits of 200 basis points and in the yield on average long-term borrowings of 272 basis points. Average long-term borrowings increased $1.3 billion from the first nine months of 2022. Net PPP loan fee income decreased $8.8 million from the first nine months of 2022. Acquired loan accretion income was $8.5 million and $13.6 million for the first nine months of 2023 and 2022, respectively, a decrease of $5.1 million. The net interest margin of 3.56% for the first nine months of 2023 was an increase of 18 basis points from the net interest margin of 3.38% for the first nine months of 2022.

The provision for credit losses was $24.3 million for the first nine months 2023 as compared to $2.5 million for the first nine months of 2022. The higher amount of provision expense for the first nine months of 2023 as compared to the first nine months of 2022 was mainly due to an increase in qualitative adjustments and the impact of reasonable and supportable forecasts of future macroeconomic conditions.

Noninterest income for the first nine months of 2023 was $101.6 million, which was a decrease of $20.8 million, or 17%, from the first nine months of 2022. Income from mortgage banking activities decreased $16.2 million from the first nine months of 2022 mainly due to lower mortgage loan origination and sale volume and a lower margin on loans sold. Additionally, net losses on investment securities were $7.9 million for the first nine months of 2023 as compared to net gains on investment securities of $725 thousand for the first nine months of 2022 mainly driven by the loss on sale of AFS investment securities in the second quarter of 2023. The decrease in noninterest income was partially offset by a $5.9 million increase in mortgage loan servicing income mainly driven by the gain on sale of MSRs in the second quarter of 2023.

United Bankshares, Inc. Announces…

October 25, 2023

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Noninterest expense for the first nine months of 2023 was $407.9 million, a decrease of $9.6 million, or 2%, from the first nine months of 2022 driven by decreases in employee compensation of $11.9 million and in the expense for the reserve for unfunded loan commitments of $10.7 million partially offset by increases in other noninterest expense of $5.9 million and FDIC insurance expense of $5.0 million. The decrease in employee compensation was primarily due to lower employee commissions and incentives related to mortgage banking production. The increase in other noninterest expense was primarily driven by higher amounts of certain general operating expenses. The increase in FDIC insurance expense was primarily due to a higher assessment rate.

For the first nine months of 2023, income tax expense was $72.7 million as compared to $69.5 million for the first nine months of 2022 primarily due to higher earnings and a higher effective tax rate. United’s effective tax rate was 20.2% for the first nine months of 2023 and 19.9% for the first nine months of 2022.

Credit Quality

United’s asset quality continues to be sound. At September 30, 2023, non-performing loans were $42.7 million, or 0.20% of loans & leases, net of unearned income. Total non-performing assets were $45.9 million, including OREO of $3.2 million, or 0.16% of total assets at September 30, 2023. At December 31, 2022, non-performing loans were $58.6 million, or 0.29% of loans & leases, net of unearned income. Total non-performing assets were $60.7 million, including OREO of $2.1 million, or 0.21% of total assets at December 31, 2022.

On January 1, 2023, United adopted ASU 2022-02, “Troubled Debt Restructurings and Vintage Disclosures” which eliminated the accounting guidance on troubled debt restructurings and enhanced creditors’ disclosure requirements related to loan refinancings and restructurings for borrowers experiencing financial difficulty. After the adoption of ASU 2022-02, United no longer considers accruing restructured loans that are fewer than 90 days past due as non-performing loans or non-performing assets. December 31, 2022 non-performing loans and non-performing assets noted above included $9.1 million of troubled debt restructurings that were on accruing status and fewer than 90 days past due but classified as non-performing loans and non-performing assets. Restructured loans that are on non-accrual or 90-day past due are included in the respective non-performing loan and non-performing asset categories for periods subsequent to adoption.

As of September 30, 2023, the allowance for loan & lease losses was $254.9 million, or 1.21% of loans & leases, net of unearned income, as compared to $234.7 million, or 1.14% of loans & leases, net of unearned income, at December 31, 2022. Net charge-offs were $1.8 million for both the third quarter of 2023 and 2022. Net charge-offs were $4.1 million for the first nine months of 2023 compared to net recoveries of $1.1 million for the first nine months of 2022. Annualized net charge-offs as a percentage of average loans & leases, net of unearned income were 0.03% and 0.04% for the third quarter of 2023 and 2022, respectively. Annualized net charge-offs (recoveries) as a percentage of average loans & leases, net of unearned income were 0.03% and (0.01)% for the first nine months of 2023 and 2022, respectively. Net charge-offs were $1.2 million for the second quarter of 2023.

United Bankshares, Inc. Announces…

October 25, 2023

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Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.2% at September 30, 2023, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 13.0%, 13.0% and 11.3%, respectively. The September 30, 2023 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

During the first nine months of 2022, United repurchased, under a previously announced stock repurchase plan, approximately 2.3 million shares of its common stock at an average price per share of $34.69. United did not repurchase any shares of its common stock during the first nine months of 2023.

About United Bankshares, Inc.

As of September 30, 2023, United had consolidated assets of approximately $29.2 billion. United is the parent company of United Bank which comprises nearly 250 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2023 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2023 and will adjust amounts preliminarily reported, if necessary.

United Bankshares, Inc. Announces…

October 25, 2023

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Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible equity, return on average tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, interest rate, securities market and monetary supply fluctuations; increasing rates of inflation and slower growth rates; reform of LIBOR; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; competition; changes in legislation or regulatory requirements; and the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Nine Months Ended
	September 2023	September 2022	June 2023	September 2023	September 2022
EARNINGS SUMMARY:
Interest income	$356,910	$263,683	$345,932	$1,032,145	$694,249
Interest expense	128,457	23,061	118,471	341,911	47,222

Net interest income	228,453	240,622	227,461	690,234	647,027
Provision for credit losses	5,948	7,671	11,440	24,278	2,454
Noninterest income	33,661	32,749	35,178	101,583	122,382
Noninterest expense	135,230	137,196	135,288	407,937	417,545

Income before income taxes	120,936	128,504	115,911	359,602	349,410
Income taxes	24,779	25,919	23,452	72,679	69,548

Net income	$96,157	$102,585	$92,459	$286,923	$279,862

PER COMMON SHARE:
Net income:
Basic	$0.71	$0.76	$0.68	$2.13	$2.07
Diluted	0.71	0.76	0.68	2.12	2.06
Cash dividends	$0.36	$0.36	0.36	1.08	1.08
Book value			34.37	34.45	32.98
Closing market price			$29.67	$27.59	$35.75
Common shares outstanding:
Actual at period end, net of treasury shares			134,934,858	134,933,015	134,631,647
Weighted average-basic	134,685,041	134,182,248	134,683,010	134,493,059	134,947,674
Weighted average-diluted	134,887,776	134,553,565	134,849,818	134,733,055	135,251,299
FINANCIAL RATIOS:
Return on average assets	1.31%	1.41%	1.26%	1.31%	1.29%
Return on average shareholders’ equity	8.14%	8.96%	7.96%	8.27%	8.07%
Return on average tangible equity (non-GAAP)(1)	13.71%	15.46%	13.47%	14.03%	13.73%
Average equity to average assets	16.12%	15.75%	15.83%	15.81%	15.95%
Net interest margin	3.54%	3.78%	3.51%	3.56%	3.38%

	September 30 2023	December 31 2022	September 30 2022	June 30 2023
PERIOD END BALANCES:
Assets	$29,224,794	$29,489,380	$29,048,475	$29,694,651
Earning assets	25,883,462	26,135,400	25,648,264	26,335,600
Loans & leases, net of unearned income	21,097,883	20,558,166	19,700,080	20,764,291
Loans held for sale	59,614	56,879	210,075	91,296
Investment securities	4,066,299	4,872,604	4,923,694	4,342,714
Total deposits	22,676,854	22,303,166	22,863,377	22,369,753
Shareholders’ equity	4,648,878	4,516,193	4,440,086	4,637,043

Note:

(1)	See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2023	2022	2023	2023	2023	2022
Interest & Loan Fees Income (GAAP)	$356,910	$263,683	$345,932	$329,303	$1,032,145	$694,249
Tax equivalent adjustment	869	1,105	1,144	1,135	3,148	3,318

Interest & Fees Income (FTE) (non-GAAP)	357,779	264,788	347,076	330,438	1,035,293	697,567
Interest Expense	128,457	23,061	118,471	94,983	341,911	47,222

Net Interest Income (FTE) (non-GAAP)	229,322	241,727	228,605	235,455	693,382	650,345
Provision for Credit Losses	5,948	7,671	11,440	6,890	24,278	2,454
Noninterest Income:
Fees from trust services	4,514	4,384	4,516	4,780	13,810	12,805
Fees from brokerage services	4,433	4,016	3,918	4,200	12,551	12,683
Fees from deposit services	9,282	10,069	9,325	9,362	27,969	31,047
Bankcard fees and merchant discounts	1,676	1,857	1,707	1,707	5,090	4,907
Other charges, commissions, and fees	850	918	949	1,138	2,937	2,462
Income from bank-owned life insurance	2,562	1,472	2,022	1,891	6,475	7,786
Income from mortgage banking activities	7,556	6,422	7,907	6,384	21,847	38,070
Mortgage loan servicing income	846	2,302	9,841	2,276	12,963	7,017
Net (losses) gains on investment securities	(181)	(206)	(7,336)	(405)	(7,922)	725
Other noninterest income	2,123	1,515	2,329	1,411	5,863	4,880

Total Noninterest Income	33,661	32,749	35,178	32,744	101,583	122,382

Noninterest Expense:
Employee compensation	59,064	59,618	58,502	55,414	172,980	184,871
Employee benefits	12,926	10,750	12,236	13,435	38,597	35,648
Net occupancy	11,494	11,281	11,409	11,833	34,736	33,674
Data processing	7,405	7,614	7,256	7,473	22,134	22,534
Amortization of intangibles	1,279	1,379	1,279	1,279	3,837	4,137
OREO expense	185	1,708	315	667	1,167	1,936
Net losses (gains) on the sale of OREO properties	93	125	16	(43)	66	(362)
Equipment expense	7,170	7,807	8,026	6,996	22,192	22,452
FDIC insurance expense	4,598	3,063	4,570	4,587	13,755	8,740
Mortgage loan servicing expense and impairment	1,051	1,847	1,699	1,884	4,634	5,273
Expense for the reserve for unfunded loan commitments	(3,002)	(2,881)	(2,021)	2,600	(2,423)	8,255
Other noninterest expense	32,967	34,885	32,001	31,294	96,262	90,387

Total Noninterest Expense	135,230	137,196	135,288	137,419	407,937	417,545

Income Before Income Taxes (FTE) (non-GAAP)	121,805	129,609	117,055	123,890	362,750	352,728
Tax equivalent adjustment	869	1,105	1,144	1,135	3,148	3,318

Income Before Income Taxes (GAAP)	120,936	128,504	115,911	122,755	359,602	349,410
Taxes	24,779	25,919	23,452	24,448	72,679	69,548

Net Income	$96,157	$102,585	$92,459	$98,307	$286,923	$279,862

MEMO: Effective Tax Rate	20.49%	20.17%	20.23%	19.92%	20.21%	19.90%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	September 2023	September 2022	September 30	December 31	September 30	June 30
	Q-T-D Average	Q-T-D Average	2023	2022	2022	2023
Cash & Cash Equivalents	$1,133,432	$1,260,311	$1,184,054	$1,176,652	$1,356,347	$1,692,357
Securities Available for Sale	3,885,870	4,826,072	3,749,357	4,541,925	4,648,087	4,005,324
Less: Allowance for credit losses	0	0	0	0	0	0

Net available for sale securities	3,885,870	4,826,072	3,749,357	4,541,925	4,648,087	4,005,324
Securities Held to Maturity	1,020	1,020	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(19)	(18)	(18)	(18)	(19)	(19)

Net held to maturity securities	1,001	1,002	1,002	1,002	1,001	1,001
Equity Securities	8,556	9,449	8,548	7,629	7,314	8,443
Other Investment Securities	309,824	251,405	307,392	322,048	267,292	327,946

Total Securities	4,205,251	5,087,928	4,066,299	4,872,604	4,923,694	4,342,714

Total Cash and Securities	5,338,683	6,348,239	5,250,353	6,049,256	6,280,041	6,035,071

Loans held for sale	65,009	203,420	59,614	56,879	210,075	91,296
Commercial Loans & Leases	15,193,346	14,410,508	15,416,232	14,986,117	14,531,221	15,083,157
Mortgage Loans	4,482,774	3,613,613	4,519,845	4,158,226	3,756,692	4,437,158
Consumer Loans	1,237,183	1,442,240	1,178,898	1,435,820	1,434,572	1,261,611

Gross Loans	20,913,303	19,466,361	21,114,975	20,580,163	19,722,485	20,781,926
Unearned income	(16,999)	(24,295)	(17,092)	(21,997)	(22,405)	(17,635)

Loans & Leases, net of unearned income	20,896,304	19,442,066	21,097,883	20,558,166	19,700,080	20,764,291
Allowance for Loan & Lease Losses	(250,810)	(213,824)	(254,886)	(234,746)	(219,611)	(250,721)

Net Loans	20,645,494	19,228,242	20,842,997	20,323,420	19,480,469	20,513,570
Mortgage Servicing Rights	4,588	22,369	4,616	21,022	21,908	4,627
Goodwill	1,888,889	1,888,889	1,888,889	1,888,889	1,888,889	1,888,889
Other Intangibles	15,880	21,165	15,060	18,897	20,276	16,339
Operating Lease Right-of-Use Asset	80,751	74,734	80,259	71,144	74,043	80,641
Other Real Estate Owned	3,189	13,508	3,181	2,052	10,779	3,756
Bank-Owned Life Insurance	484,751	477,654	485,386	480,184	478,518	483,906
Other Assets	548,687	556,215	594,439	577,637	583,477	576,556

Total Assets	$29,075,921	$28,834,435	$29,224,794	$29,489,380	$29,048,475	$29,694,651

MEMO: Interest-earning Assets	$25,767,978	$25,438,281	$25,883,462	$26,135,400	$25,648,264	$26,335,600

Interest-bearing Deposits	$15,993,991	$15,308,177	$16,423,511	$15,103,488	$15,244,554	$15,918,927
Noninterest-bearing Deposits	6,337,052	7,664,032	6,253,343	7,199,678	7,618,823	6,450,826

Total Deposits	22,331,043	22,972,209	22,676,854	22,303,166	22,863,377	22,369,753
Short-term Borrowings	188,945	137,985	188,274	160,698	142,476	176,739
Long-term Borrowings	1,590,763	894,940	1,388,770	2,197,656	1,297,308	2,188,438

Total Borrowings	1,779,708	1,032,925	1,577,044	2,358,354	1,439,784	2,365,177
Operating Lease Liability	85,112	79,409	84,569	75,749	78,748	85,038
Other Liabilities	192,934	207,792	237,449	235,918	226,480	237,640

Total Liabilities	24,388,797	24,292,335	24,575,916	24,973,187	24,608,389	25,057,608

Preferred Equity	0	0	0	0	0	0
Common Equity	4,687,124	4,542,100	4,648,878	4,516,193	4,440,086	4,637,043

Total Shareholders’ Equity	4,687,124	4,542,100	4,648,878	4,516,193	4,440,086	4,637,043

Total Liabilities & Equity	$29,075,921	$28,834,435	$29,224,794	$29,489,380	$29,048,475	$29,694,651

MEMO: Interest-bearing Liabilities	$17,773,699	$16,341,102	$18,000,555	$17,461,842	$16,684,338	$18,284,104

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2023	2022	2023	2023	2023	2022
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.71	$0.76	$0.68	$0.73	$2.13	$2.07
Diluted	$0.71	$0.76	$0.68	$0.73	$2.12	$2.06
Common Dividend Declared Per Share	$0.36	$0.36	$0.36	$0.36	$1.08	$1.08
High Common Stock Price	$34.30	$40.85	$35.61	$42.45	$42.45	$40.85
Low Common Stock Price	$26.49	$33.67	$27.68	$33.35	$26.49	$33.11
Average Shares Outstanding (Net of Treasury Stock):
Basic	134,685,041	134,182,248	134,683,010	134,411,166	134,493,059	134,947,674
Diluted	134,887,776	134,553,565	134,849,818	134,840,328	134,733,055	135,251,299
Common Dividends	$48,706	$48,564	$48,628	$48,720	$146,054	$146,374
Dividend Payout Ratio	50.65%	47.34%	52.59%	49.56%	50.90%	52.30%

	September 30	December 31	September 30	June 30
	2023	2022	2022	2023
EOP Share Data:
Book Value Per Share	$34.45	$33.52	$32.98	$34.37
Tangible Book Value Per Share (non-GAAP) (1)	$20.34	$19.36	$18.80	$20.25
52-week High Common Stock Price	$44.15	$44.15	$40.85	$44.15
Date	11/11/22	11/11/22	8/16/22	11/11/22
52-week Low Common Stock Price	$26.49	$33.11	$33.11	$27.68
Date	9/22/23	5/2/22	5/2/22	5/12/23
EOP Shares Outstanding (Net of Treasury Stock):	134,933,015	134,745,122	134,631,647	134,934,858
Memorandum Items:
EOP Employees (full-time equivalent)	2,803	2,856	2,915	2,799
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$4,648,878	$4,516,193	$4,440,086	$4,637,043
Less: Total Intangibles	(1,903,949)	(1,907,786)	(1,909,165)	(1,905,228)

Tangible Equity (non-GAAP)	$2,744,929	$2,608,407	$2,530,921	$2,731,815
÷ EOP Shares Outstanding (Net of Treasury Stock)	134,933,015	134,745,122	134,631,647	134,934,858

Tangible Book Value Per Share (non-GAAP)	$20.34	$19.36	$18.80	$20.25

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended September 2023			Three Months Ended September 2022			Three Months Ended June 2023
	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$852,224	$11,810	5.50%	$918,691	$6,834	2.95%	$994,072	$12,706	5.13%
Investment securities:
Taxable	3,994,073	35,730	3.58%	4,687,528	29,149	2.49%	4,274,123	36,721	3.44%
Tax-exempt	211,178	1,482	2.81%	400,400	2,783	2.78%	387,918	2,718	2.80%

Total securities	4,205,251	37,212	3.54%	5,087,928	31,932	2.51%	4,662,041	39,439	3.38%
Loans and loans held for sale, net of unearned income (2)	20,961,313	308,757	5.85%	19,645,486	226,022	4.57%	20,705,509	294,931	5.71%
Allowance for loan losses	(250,810)			(213,824)			(240,611)

Net loans and loans held for sale	20,710,503		5.92%	19,431,662		4.62%	20,464,898		5.78%

Total earning assets	25,767,978	$357,779	5.52%	25,438,281	$264,788	4.14%	26,121,011	$347,076	5.33%

Other assets	3,307,943			3,396,154			3,317,801

TOTAL ASSETS	$29,075,921			$28,834,435			$29,438,812

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,993,991	$108,793	2.70%	$15,308,177	$17,660	0.46%	$15,520,461	$91,577	2.37%
Short-term borrowings	188,945	1,805	3.79%	137,985	493	1.42%	177,315	1,489	3.37%
Long-term borrowings	1,590,763	17,859	4.45%	894,940	4,908	2.18%	2,307,485	25,405	4.42%

Total interest-bearing liabilities	17,773,699	128,457	2.87%	16,341,102	23,061	0.56%	18,005,261	118,471	2.64%

Noninterest-bearing deposits	6,337,052			7,664,032			6,500,259
Accrued expenses and other liabilities	278,046			287,201			274,198

TOTAL LIABILITIES	24,388,797			24,292,335			24,779,718
SHAREHOLDERS’ EQUITY	4,687,124			4,542,100			4,659,094

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,075,921			$28,834,435			$29,438,812

NET INTEREST INCOME		$229,322			$241,727			$228,605

INTEREST RATE SPREAD			2.65%			3.58%			2.69%
NET INTEREST MARGIN			3.54%			3.78%			3.51%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Nine Months Ended September 2023			Nine Months Ended September 2022
	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$927,255	$35,499	5.12%	$1,887,158	$14,004	0.99%
Investment securities:
Taxable	4,222,849	108,710	3.43%	4,540,767	71,212	2.09%
Tax-exempt	328,276	6,940	2.82%	421,440	8,266	2.62%

Total securities	4,551,125	115,650	3.39%	4,962,207	79,478	2.14%
Loans and loans held for sale, net of unearned income (2)	20,784,493	884,144	5.69%	19,068,898	604,085	4.23%
Allowance for loan losses	(242,135)			(214,813)

Net loans and loans held for sale	20,542,358		5.75%	18,854,085		4.28%

Total earning assets	26,020,738	$1,035,293	5.32%	25,703,450	$697,567	3.63%

Other assets	3,319,143			3,358,118

TOTAL ASSETS	$29,339,881			$29,061,568

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,569,985	$268,962	2.31%	$15,599,135	$35,972	0.31%
Short-term borrowings	177,707	4,451	3.35%	136,014	911	0.90%
Long-term borrowings	2,102,386	68,498	4.36%	841,693	10,339	1.64%

Total interest-bearing liabilities	17,850,078	341,911	2.56%	16,576,842	47,222	0.38%

Noninterest-bearing deposits	6,576,063			7,573,667
Accrued expenses and other liabilities	274,418			275,201

TOTAL LIABILITIES	24,700,559			24,425,710
SHAREHOLDERS’ EQUITY	4,639,322			4,635,858

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,339,881			$29,061,568

NET INTEREST INCOME		$693,382			$650,345

INTEREST RATE SPREAD			2.76%			3.25%
NET INTEREST MARGIN			3.56%			3.38%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended								Nine Months Ended
	September		September		June		March		September		September
	2023		2022		2023		2023		2023		2022
Selected Financial Ratios:
Return on Average Assets	1.31%		1.41%		1.26%		1.35%		1.31%		1.29%
Return on Average Shareholders’ Equity	8.14%		8.96%		7.96%		8.72%		8.27%		8.07%
Return on Average Tangible Equity (non-GAAP) (1)	13.71%		15.46%		13.47%		14.97%		14.03%		13.73%
Efficiency Ratio	51.59%		50.19%		51.51%		51.46%		51.52%		54.27%
Price / Earnings Ratio	9.70	x	11.75	x	10.84	x	12.10	x	9.74	x	13.02	x
Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$96,157		$102,585		$92,459		$98,307		$286,923		$279,862
(b) Number of Days	92		92		91		90		273		273
Average Total Shareholders’ Equity (GAAP)	$4,687,124		$4,542,100		$4,659,094		$4,570,288		$4,639,322		$4,635,858
Less: Average Total Intangibles	(1,904,769)		(1,910,054)		(1,906,053)		(1,907,331)		(1,906,042)		(1,910,957)

(c) Average Tangible Equity (non-GAAP)	$2,782,355		$2,632,046		$2,753,041		$2,662,957		$2,733,280		$2,724,901
Return on Average Tangible Equity (non-GAAP)\ [(a) / (b)] x 365 / (c)	13.71%		15.46%		13.47%		14.97%		14.03%		13.73%

	September 30 2023		December 31 2022		September 30 2022		June 30 2023
Selected Financial Ratios:
Loans & Leases, net of unearned income / Deposit Ratio	93.04%		92.18%		86.16%		92.82%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.21%		1.14%		1.11%		1.21%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.42%		1.37%		1.32%		1.43%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.12%		0.12%		0.14%		0.13%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.09%		0.08%		0.09%		0.07%
Non-performing Loans/ Loans & Leases, net of unearned income	0.20%		0.29%		0.35%		0.20%
Non-performing Assets/ Total Assets	0.16%		0.21%		0.28%		0.15%
Primary Capital Ratio	16.76%		16.11%		16.03%		16.45%
Shareholders’ Equity Ratio	15.91%		15.31%		15.29%		15.62%
Price / Book Ratio	0.80	x	1.21	x	1.08	x	0.86	x

Note:

(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2023	2022	2023	2023	2023	2022
Mortgage Banking Segment Data:
Applications	$458,818	$785,529	$588,734	$505,840	$1,553,392	$3,641,135
Loans originated	342,131	552,487	416,255	312,077	1,070,463	2,514,002
Loans sold	$367,679	$564,267	$399,632	$301,476	$1,068,787	$2,807,014
Purchase money % of loans closed	94%	86%	94%	92%	94%	81%
Realized gain on sales and fees as a % of loans sold	2.29%	2.13%	2.27%	2.17%	2.25%	2.49%
Net interest income	$2,558	$2,758	$2,155	$2,122	$6,835	$7,945
Other income	10,871	13,749	19,946	10,861	41,678	58,614
Other expense	14,119	20,662	15,706	15,085	44,910	71,886
Income taxes	(141)	(820)	1,270	(424)	705	(1,048)
Net (loss) income	$(549)	$(3,335)	$5,125	$(1,678)	$2,898	$(4,279)

	September 30	December 31	September 30	June 30	March 31
	2023	2022	2022	2023	2023
Period End Mortgage Banking Segment Data:
Locked pipeline	$99,988	$68,654	$131,846	$93,417	$92,639
Balance of loans serviced	$1,216,805	$3,381,485	$3,459,781	$1,242,441	$3,280,741
Number of loans serviced	12,596	23,510	23,859	12,843	22,436

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	September 30	December 31	September 30	June 30	March 31
	2023	2022	2022	2023	2023
Asset Quality Data:
EOP Non-Accrual Loans	$24,456	$23,685	$28,244	$26,545	$29,296
EOP 90-Day Past Due Loans	18,283	15,565	18,254	15,007	13,105
EOP Restructured Loans (1)	n/a	19,388	23,155	n/a	n/a

Total EOP Non-performing Loans	$42,739	$58,638	$69,653	$41,552	$42,401
EOP Other Real Estate Owned	3,181	2,052	10,779	3,756	4,086

Total EOP Non-performing Assets	$45,920	$60,690	$80,432	$45,308	$46,487

	Three Months Ended				Nine Months Ended
	September 30	September 30	June 30	March 31	September 30	September 30
	2023	2022	2023	2023	2023	2022
Allowance for Loan & Lease Losses:
Beginning Balance	$250,721	$213,729	$240,491	$234,746	$234,746	$216,016
Gross Charge-offs	(2,836)	(3,087)	(2,274)	(2,936)	(8,046)	(6,682)
Recoveries	1,052	1,299	1,065	1,791	3,908	7,815

Net (Charge-offs) Recoveries	(1,784)	(1,788)	(1,209)	(1,145)	(4,138)	1,133
Provision for Loan & Lease Losses	5,949	7,670	11,439	6,890	24,278	2,462

Ending Balance	$254,886	$219,611	$250,721	$240,491	$254,886	$219,611
Reserve for lending-related commitments	43,766	39,698	46,768	48,789	43,766	39,698

Allowance for Credit Losses (2)	$298,652	$259,309	$297,489	$289,280	$298,652	$259,309

Notes:

(1)

On January 1, 2023, United adopted ASU 2022-02, “Troubled Debt Restructurings and Vintage Disclosures” which eliminated the accounting guidance on troubled debt restructurings and enhanced creditors’ disclosure requirements related to loan refinancings and restructurings for borrowers experiencing financial difficulty. After the adoption of ASU 2022-02, United no longer considers accruing restructured loans that are fewer than 90 days past due as non-performing loans or non-performing assets. December 31, 2022 and September 30, 2022 non-performing loans and non-performing assets included $9,127 and $9,878, respectively, of troubled debt restructurings that were on accruing status and fewer than 90 days past due but classified as non-performing loans and non-performing assets. Restructured loans that are on non-accrual or 90-days past due are included in the above respective non-performing loan and non-performing asset categories at September 30, 2023.

Restructured loans with an aggregate balance of $7,186 and $10,336 at December 31, 2022 and September 30, 2022, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above. Restructured loans with an aggregate balance of $3,075 and $2,941 at December 31, 2022 and September 30, 2022, respectively, were 90 days past due, but not included in “EOP 90-Day Past Due Loans” above.

(2)	Includes allowances for loan losses and lending-related commitments.